Exhibit 10.6

SHARE REPLACEMENT AGREEMENT

THIS SHARE REPLACEMENT AGREEMENT (this "Agreement") is entered into as of August 27th, 2020 (the "Effective Date"):

BETWEEN:

CERN ONE LIMITED, a company incorporated under the laws of the British Virgin Islands, whose registered address is at: Morgan & Morgan Building, PO Box 958, Pasea Estate, Road Town, Tortola, British Virgin Islands (hereinafter referred to as "Cern One"); and

EPITOME CAPITAL LIMITED, a company incorporated under the laws of Hong Kong, whose registered address is at: Flat 102 1/F, Tak Fung Building, 79-81 Connaught Road, West Hong Kong (hereinafter referred to as "Epitome").

WHEREAS:

A.
Epitome has entered into a Share Transfer Agreement with Cern One on November 15th, 2019 to purchase USD 5,000,000 (Five Million United States Dollars) worth of common shares in the capital of Axion Ventures Inc. owned by Cern One (hereinafter referred to the "Share Transfer Agreement");

B.
Epitome later entered into an Amendment of Share Transfer Agreement with Cern One on May 15th, 2020 to purchase minimum USD 3,000,000 (Three Million United States Dollars) and up to USD 5,000,000 (Five Million United States Dollars) worth of common shares in the capital of Axion Ventures Inc. owned by Cern One;

C.
Later in 2020, Cern One and Monaker Group Inc. ("Monaker"), a publicly traded company listed on the US NASDAQ Exchange have executed a Definitive Agreement dated July 23rd, 2020 which in part allows Cern One to exchange shares of Axion Ventures Inc.'s stock for shares of Monaker's Stock ("The Merger"); and

D.
Epitome is appointed to be the beneficiary to receive 439,966 Monaker's shares ("Monaker Shares"), replacing the outstanding deliverable of 4,272,073 Axion Ventures Inc.'s shares by Cern One, in exchange for the investment of USD 200,000 (Two Hundred Thousand United States Dollars) on June 30th, 2020 and USD 250,000 (Two Hundred Fifty Thousand United States Dollars) on July 30th, 2020, totaling USD 450,000 (Four Hundred Fifty Thousand United States Dollars), into Cern One in accordance with the Share Transfer Agreement.

IN CONSIDERATION OF the recitals described above and of the mutual benefits and obligations set forth in this Agreement, both above mentioned Parties, together referred collectively to as the "Parties" or individually as the "Party" agree as follows:

1.          This Agreement shall supersede all previous Share Transfer Agreements and all other amendment agreements and understandings.

2.          On or before June 15th, 2021 (the "Delivery Date"), Cern One shall notify Epitome that it has possession of the 439,966 Monaker Shares and all parties shall work with the best reasonable efforts to transfer the Monaker Shares to Epitome as soon as possible. The Delivery Date can be adjusted upon further written notice from Epitome.

Completion of Obligations

It shall be considered that both Parties have completed all their obligations toward one another per this Agreement once Cern One successfully delivers 439,966 Monaker Shares to Epitome for the investment of USD 200,000 (Two Hundred Thousand United States Dollars) on June 30th, 2020 and USD 250,000 (Two Hundred Fifty Thousand United States Dollars) on July 30th, 2020, totaling USD 450,000 (Four Hundred Fifty Thousand United States Dollars) that have already been paid in full amount by Epitome to Cern One.

Upon the Effective Date of this Agreement until the Delivery Date, Cern One shall have no right to any additional payment and/or further payment whatsoever from Epitome.

Upon successfully delivering 439,966 Monaker Shares, there shall be no further obligation on Cern One's part to deliver any other payable to Epitome whether in cash or in kind.

Additional Representations and Warranties

Cern One represents and warrants to Epitome that Cern One is in the good standing and position, free and clear of all liens, security interests, encumbrances or adverse claims, no dispute, right of setoff, counterclaim or defence exists, and has no defaults or fails, including not being in or near a position of bankruptcy, insolvency, relief of debtors, specific performance, junctive relief and other equitable remedies, pending or otherwise, following the NASDAQ Exchange Regulations.

Cern One warrants that if Cern One fails or defaults due to Cern One's Representations and Warranties, Cern One and its stakeholders, agents and representatives will be liable for the amount already purchased and will return the sum of USD 450,000 (Four Hundred Fifty Thousand United States Dollars) within fifteen (15) days from the date such breach, which can be adjusted upon further written notice from Epitome.

Entire Agreement

This SHARE REPLACEMENT AGREEMENT shall be an integral part of the previously executed SHARE TRANSFER AGREEMENT and AMENDMENT OF SHARE TRANSFER AGREEMENT dated November 15th, 2019 and May 15th, 2020 respectively. In the event of any conflict, this SHARE REPLACEMENT AGREEMENT shall prevail. Any issues not agreed hereunder shall be executed according to the SHARE TRANSFER AGREEMENT and the AMENDMENT OF SHARE TRANSFER AGREEMENT signed before.

Notice

For Cern One

Address: No. 101, True Digital Park, 5th Floor unit 5-D of Pegasus Building, Sukhumvit Road, Bang Chak, Prakanong, Bangkok, 10260

Attention: Ms. Nithinan Boonyawattanapisut

Email: nithinan@hotplay.games

For Epitome

Address: #408, 4th Floor, True Digital Park, 101 Sukhumvit Road, Bang Chak, Prakanong, Bangkok, 10260 THAILAND

Attention: Mr. Jia Zheng

Email: jia@tandbmediaglobal.com

Counterparts

This Agreement may be validly executed in two or more counterparts, each of which when so executed and delivered shall be an original but which together shall form one and the same instrument. Executed counterpart signature pages of this Agreement scanned and transmitted electronically in either Tagged Image Format Files (TIFF) or Portable Document Format (PDF) or the equivalent shall be treated as originals, fully binding and with full legal force and effect, and the Parties waive any rights they may have to such treatment.

Severability

If any provision of this Agreement is held by a court or other tribunal of competent jurisdiction to be invalid or unenforceable for any reason, the remaining provisions shall continue in full force and effect without being impaired or invalidated in any way, and the Parties agree to replace any invalid provision with a valid provision which most closely approximates the intent and economic effect of the invalid provision.

Waiver

The waiver by either Party of a breach of or default under any provision of this Agreement shall not be effective unless in writing and shall not be construed as a waiver of any subsequent breach of or default under the same or any other provision of this Agreement. Further, any failure or delay on the part of either Party to exercise or avail itself of any right or remedy that it has or may have hereunder shall not operate as a waiver of any such right or remedy or preclude other or further exercise thereof or of any other right or remedy.

No Third-Party Beneficiaries

Nothing in this Agreement shall be construed to confer any rights or benefits upon any person other than the Parties hereto, and no other person shall have any rights or remedies hereunder.

Jurisdiction & Governing Law

In the event a dispute arises out or in connection with this Agreement, the Parties will attempt to resolve the dispute through friendly consultation.

If the dispute is not resolved through friendly consultation within 30 days, then any or all outstanding issues shall be settled by arbitration in accordance with the Arbitration Rules of the Thai Arbitration Institute, Office of the Judiciary, applicable at the time of submission of dispute to arbitration, and the conduct of the arbitration thereof shall be under the auspices of the Thai Arbitration Institute. The arbitral award is final and binding upon both Parties. Each Party shall be responsible for their own arbitration expenses as well as attorney fee.

This Agreement will be governed by and construed in accordance with the laws of Thailand.

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IN WITNESS WHEREOF, the Parties hereto have caused this Share Replacement Agreement to be duly executed and delivered by their respective authorized signatories on the day of August 27th, 2020 (the Effective Date).

Signed for and on behalf of

CERN ONE LIMITED		EPITOME CAPITAL LIMITED

Signature:	/s/ Nithinan Boonyawattanapisut	Signature:	/s/ Jwanwat Ahriyayraromp

Name:	Nithinan Boonyawattanapisut	Name:	Jwanwat Ahriyavraromp

Title:	Sole Director/CEO	Title:	Authorized Director

THE WITNESS signed by		THE WITNESS signed by

Signature:	/s/ John Todd Bonner	Signature:	/s/ Jia Zheng

Name:	John Todd Bonner	Name:	Jia Zheng